      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 30, 2001
                                                  REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                           R.H. DONNELLEY CORPORATION
             (Exact name of registrant as specified in its charter)
                (Formerly named The Dun & Bradstreet Corporation)

               DELAWARE                                  2741                               13-2740040
     (State or Other Jurisdiction            (Primary Standard Industrial                (I.R.S. Employer
   of Incorporation or Organization)         Classification Code Number)               Identification No.)

                             ONE MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577
                                 (914) 933-6400
                    (Address of Principal Executive Offices)


                           R.H. DONNELLEY CORPORATION
                             2001 PARTNERSHARE PLAN
                            (Full Title of the Plan)


                              ROBERT J. BUSH, ESQ.
             VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                           R.H. DONNELLEY CORPORATION
                            PURCHASE, NEW YORK 10577
                     (Name and Address of Agent for Service)

   Telephone Number, Including Area Code, of Agent for Service: (914) 933-6400



                         CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED
                                                                  MAXIMUM           PROPOSED
                                                AMOUNT           OFFERING           MAXIMUM            AMOUNT OF
          TITLE OF SECURITIES                    TO BE           PRICE PER     AGGREGATE OFFERING    REGISTRATION
            TO BE REGISTERED                  REGISTERED         SHARE (2)          PRICE(2)              FEE
            ----------------                  ----------         ---------          --------              ---
Common Stock (par value $1.00 per
   share) (1)........................       140,000 shares        $26.45           $3,703,000            $926

(1) Plus an indeterminate amount of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2) As of the date hereof, all options to purchase shares under the 2001 PartnerShare Plan were outstanding at an exercise price of $26.45 per share. In accordance with Rule 457(h) under the Securities Act of 1933, the registration fee for these shares is based upon this exercise price.

                      THIS REGISTRATION STATEMENT INCLUDES A TOTAL OF 16 PAGES.

                                                     EXHIBIT INDEX ON PAGE 7.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         R.H. Donnelley Corporation, formerly known as The Dun & Bradstreet Corporation (the "Registrant"), hereby files this Registration Statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to register 140,000 shares of the Registrant's Common Stock, par value $1.00 per share ("Common Stock"), for issuance pursuant to the Registrant's 2001 PartnerShare Plan (the "Plan"), as well as such indeterminate number of shares of Common Stock as may be offered and issued pursuant to the Plan to prevent dilution resulting from stock splits, stock dividends and similar transactions.

             ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Registrant filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the "1934 Act"), (Commission 1934 Act File Number 001-07155) are incorporated by reference herein:

      (1) Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

      (2) Registrant's Current Report on Form 8-K dated January 11, 2001.

      (3) All other reports filed with the Commission by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the 1934 Act subsequent to the date hereof (and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold).

      (4) The description of the Registrant's Common Stock contained in the following documents: Registrant's Registration Statement on Form S-3 (Registration No. 33-10462) dated November 28, 1986, including any amendment thereto or report filed for the purpose of updating such description; and the Registrant's Form 8-A filed with the Securities and Exchange Commission on November 5, 1998 with respect to a rights plan adopted by the Registrant on October 27, 1998.

     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


                        ITEM 4. DESCRIPTION OF SECURITIES

     Not applicable.

                 ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Reference is made to section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which enables a corporation in its certificate of incorporation to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except (i) for breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit. The Registrant's certificate of incorporation eliminates the liability of directors to the fullest extent permitted by Delaware Law.

     Reference is made to section 145 of the DGCL which provides that a corporation may indemnify directors and officers as well as other employees and agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation (a "derivative action")) if they act in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorney's fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement or otherwise. The Registrant's certificate of incorporation provides for indemnification of its directors, officers, employees and agents to the fullest extent permitted by Delaware Law.

     In addition, the Registrant has purchased and maintains directors' and officers' liability insurance.

                   ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

                                ITEM 8. EXHIBITS

EXHIBIT
NUMBER            EXHIBIT

4.01. Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 1999, Commission File No. 001-07155).*

4.02. Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 1999, Commission File No. 001-07155).*

4.03.             Rights Agreement, dated as of October 27, 1998 between R.H.
                  Donnelley Corporation and First Chicago Trust Company
                  (incorporated by reference to Exhibit 4 to the Registration
                  Statement on Form 8-A, filed with the Securities and Exchange
                  Commission on November 5, 1998, Registration No. 001-07155).*

4.04.             Amendment No. 1 to Rights Agreement dated as of February 26,
                  2001 by and among the Registrant, First Chicago Trust Company of New York and The Bank of New York (incorporated by reference to Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).*

------------------
* Incorporated by reference.

5.01.             Opinion of Robert J. Bush, Esq.

23.01.            Consent of Independent Public Accountants -
                  PricewaterhouseCoopers LLP.

23.02. Consent of Robert J. Bush, Esq. (contained in his opinion filed as Exhibit 5.01)

24.01. Powers of Attorney (included on the signature page of this Registration Statement).

99.01.            2001 PartnerShare Plan

                              ITEM 9. UNDERTAKINGS

     (a)   The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

           (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant, pursuant to the requirements of the Securities Act of 1933, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Purchase, State of New York, on this 30th day of April 2001.


                                R.H. DONNELLEY CORPORATION


                                By  /s/ Robert J. Bush
                                   --------------------------------------------
                                    Robert J. Bush
                                    Vice President and General Counsel


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Frank R. Noonan, Philip C. Danford and Robert J. Bush and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable
R. H. Donnelley Corporation to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the Registration Statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

   /s/ Frank R. Noonan                      Chairman of the Board and           April 30, 2001
-------------------------------             Chief Executive Officer
 (Frank R. Noonan)

   /s/ Philip C. Danford                    Senior Vice President and           April 30, 2001
-------------------------------             Chief Financial Officer
 (Philip C. Danford)

   /s/ William C. Drexler                   Vice President and Controller       April 30, 2001
-------------------------------
 (William C. Drexler)

                                            Director                            April __, 2001
-------------------------------
 (Diane P. Baker)

   /s/ Kenneth G. Campbell                  Director                            April 30, 2001
-------------------------------
 (Kenneth G. Campbell)

   /s/ Darius W. Gaskins Jr.                Director                            April 30, 2001
-------------------------------
 (Darius W. Gaskins Jr.)

   /s/ William G. Jacobi                    Director                            April 30, 2001
-------------------------------
 (William G. Jacobi)

   /s/ Robert Kamerschen                    Director                            April 30, 2001
-------------------------------
 (Robert Kamerschen)

   /s/ Carol J. Parry                       Director                            April 30, 2001
-------------------------------
 (Carol J. Parry)

   /s/ Barry Lawson Williams                Director                            April 30, 2001
-------------------------------
 (Barry Lawson Williams)

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                   EXHIBIT
4.01.             Certificate of Incorporation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on
                  Form 10-Q for the three months ended March 31, 1999,
                  Commission File No. 001-07155).*

4.02. Amended and Restated Bylaws of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q for the three months ended March 31, 1999, Commission File No. 001-07155).*

4.03.             Rights Agreement, dated as of October 27, 1998 between R.H.
                  Donnelley Corporation and First Chicago Trust Company
                  (incorporated by reference to Exhibit 4 to the Registration
                  Statement on Form 8-A, filed with the Securities and Exchange
                  Commission on November 5, 1998, Registration No. 001-07155).*

4.04.             Amendment No. 1 to Rights Agreement dated as of February 26,
                  2001 by and among the Registrant, First Chicago Trust Company of New York and The Bank of New York (incorporated by reference to Exhibit 4.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000).*

5.01.             Opinion of Robert J. Bush, Esq.

23.01.            Consent of Independent Public Accountants -
                  PricewaterhouseCoopers LLP.

23.02. Consent of Robert J. Bush, Esq. (contained in his opinion filed as Exhibit 5.01)

24.01. Powers of Attorney (included on the signature page of this Registration Statement).

99.01.            2001 PartnerShare Plan

-------------------
*INCORPORATED BY REFERENCE.